As filed with the Securities and Exchange Commission on September 24, 2007
Registration No. 333-39361

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

COMSYS IT PARTNERS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7363 (Primary Standard Industrial Classification Code Number)	56-1930691 (I.R.S. Employer Identification Number)
4400 Post Oak Parkway, Suite 1800
Houston, TX 77027
(713) 386-1400
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

The 1997 Employee Stock Purchase Plan of Personnel Group of America, Inc.
(Full title of plan)

Ken R. Bramlett, Jr.
Senior Vice President, General Counsel and Secretary
COMSYS IT Partners, Inc.
4400 Post Oak Parkway, Suite 1800
Houston, TX 77027
(713) 386-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Seth R. Molay, P.C.
Akin Gump Strauss Hauer & Feld LLP
1700 Pacific Avenue, Suite 4100
Dallas, TX 75201
(214) 969-2800

DEREGISTRATION OF SECURITIES
     On November 3, 1997, COMSYS IT Partners, Inc. (formerly known as Personnel Group of America, Inc. and then Venturi Partners, Inc.) (the “Company”) filed a registration statement on Form S-8 (Registration No. 333-39361) (the “Registration Statement”), which registered 500,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), issuable under the Company’s 1997 Employee Stock Purchase Plan (the “Plan”).
     The Company terminated the Plan upon the adoption of its 2001 Non-Qualified Employee Stock Purchase Plan, the effective date of which was July 1, 2001. As the Company has terminated the Plan, the remaining shares of Common Stock issuable under the Plan will not be issued. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all securities previously registered under the Registration Statement that remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 24, 2007.

COMSYS IT PARTNERS, INC.
By:	/s/ Joseph C. Tusa, Jr.
Name:	Joseph C. Tusa, Jr.
Title:	Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 24, 2007.

/s/ Larry L. Enterline Larry L. Enterline	Chief Executive Officer and Director (principal executive officer)
/s/ Joseph C. Tusa, Jr. Joseph C. Tusa, Jr.	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)
/s/ Frederick W. Eubank II Frederick W. Eubank II	Director
/s/ Courtney R. McCarthy Courtney R. McCarthy	Director
/s/ Victor E. Mandel Victor E. Mandel	Director
/s/ Robert Z. Hensley Robert Z. Hensley	Director
/s/ Robert Fotsch Robert Fotsch	Director
/s/ Elias J. Sabo Elias J. Sabo	Director